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                                                               EXHIBIT 10.16(a)
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                                EKCO GROUP, INC.
                                     AMENDED
                     1996 PERFORMANCE UNIT RIGHTS AWARD PLAN

















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                                TABLE OF CONTENTS
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                                                                      Page No.
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1.    Purpose..........................................................  1

2.    Administration...................................................  1

3.    Participants.....................................................  1

4.    Operation........................................................  1

5.    Appreciation of Rights...........................................  2

6.    Nature of Rights.................................................  2

7.    Effective Date...................................................  2

8.    Limits on Awards.................................................  2

9.    Dilution.........................................................  3

10.   Award Agreements.................................................  3

11.   Transferability..................................................  3

12.   Securities Act of 1933...........................................  3

13.   Withholding of Tax...............................................  4

14.   Termination and Amendment of Plan................................  4

15.   Rights of Employees and Directors................................  4

16.   Compliance with Laws.............................................  4

17.   Nonexclusivity of Plan...........................................  5

18.   Severability.....................................................  5

19.   Applicable Law...................................................  5




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                                EKCO GROUP, INC.
                                     AMENDED
                     1996 PERFORMANCE UNIT RIGHTS AWARD PLAN

1. Purpose

      The purpose of this Ekco Group, Inc. Amended 1996 Performance Unit Rights Award Plan (the "Plan") is to provide a means by which Ekco Group, Inc. (the "Company") and/or its subsidiary corporations shall be able to attract and retain competent key employees and directors and provide those persons with an opportunity to participate in the increased value of the Company which their efforts, initiative and skill have helped produce.

2. Administration

      (a) The Plan shall be administered on behalf of the Company by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") as that Committee may be constituted from time to time.

      (b) Subject to the express provisions of the Plan, the Committee shall have complete and discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 2 shall be conclusive.

3. Participants

      Participants in the Plan shall be selected by the Committee from key employees and directors of the Company or any subsidiary of the Company (the "Participants").

4. Operation

      (a) Participants shall be awarded Performance Unit Rights (the "Rights") for a period of six years or such shorter period as may be determined by the Committee (the "Designated Period"). The Designated Period may vary as among Participants and as among awards to a Participant. On the date on which the Right is exercised ("Exercise Date"), the Participant shall receive an amount equal to the appreciation in market value of his or her Rights as determined in paragraph 5 of the Plan. That amount shall be payable in cash, shares of common stock of the Company ("Company Common Stock"), or some combination of both, as set forth in the Award Agreement. No fractional shares shall be issued but a Participant shall be entitled to a cash adjustment for a fractional share that would otherwise be issued. Rights will be cancelled upon the Participant's exercise of such Rights, and no further payment shall be made as to Rights exercised by a Participant.





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      (b) Vesting of Rights. The Committee may designate a vesting schedule with respect to each separate Award of Rights. The Committee may, in its sole discretion (but is not obligated to) provide for the acceleration of vesting of Rights upon the occurrence of certain enumerated events, including, but not limited to, the death, disability or retirement of the Participant.

      (c) Definition of Performance Unit Rights. A Right is an award in the form of a right to receive, upon exercise of the Right during the Designated Period, but without other payment, an amount based on appreciation in the value of Company Common Stock over a base price established in the Award Agreement. Unless the Committee provides otherwise, and such provision is reflected in the Award Agreement, the minimum base price of a Right granted under this Plan shall be not less than the Fair Market Value (as defined below) of the underlying Company Common Stock on the date the Right is granted.

5. Appreciation of Rights

      The underlying value of the Company Common Stock (the "Stock Value") on both the date the Right is awarded (the "Award Date") and the Exercise Date shall be stated in each Participant's Award Agreement and shall be determined by either (i) the Committee, in its sole discretion, or (ii) a formula based on the market value (the "Fair Market Value") of the Company Common Stock on a particular day or the average price of the Company Common Stock over a series of days. The appreciation in the Stock Value of Rights for purposes of determining payments to be made to a Participant shall be measured by determining the Stock Value of Rights held by that Participant on the Exercise Date and subtracting from that the Stock Value of the same Rights on the Award Date. The measurement of appreciation shall be made separately with respect to each separate award of Rights.

6. Nature of Rights

      The Rights shall be used solely as a device for the measurement and determination of the amount to be paid to Participants as provided in the Plan. The Rights shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Rights shall be and remain the sole property of the Company and all Participants' rights hereunder are limited to the rights to receive cash or shares of Company Common Stock as provided in this Plan.

7. Effective Date

      The Plan shall become effective upon approval of it by the affirmative vote of a majority of the Board and the Plan shall be deemed to be adopted on the date of that meeting.


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8. Limits on Awards

      The maximum number of Rights that may be granted under the Plan is 2,000,000.

9. Dilution

      In the event of a stock split, stock dividend, reclassification, reorganization or other capital adjustment of shares of Company Common Stock, the number of Rights of a Participant and the maximum number of Rights provided in paragraph 8 shall be adjusted in the same manner as shares of the Company Common Stock reflected by those Rights would be adjusted.

10. Award Agreements

      Each award of a Right under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Rights, vesting schedule, if any, the formula for determining the price of Company Common Stock upon which the Right is based and the term. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

11. Transferability

      Any rights arising under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder), or as otherwise deemed appropriate by the Committee.

12. Securities Act of 1933

      Upon issuance of Company Common Stock to the Participant, or his heirs, the recipient of that Company Common Stock shall represent that the shares of Company Common Stock are taken for investment and not resale and make those other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 or to permit registration of the shares and shall represent that he or she shall not dispose of those shares in violation of the Securities Act of 1933, or any applicable state securities laws. The Company reserves the right to place a legend on any stock certificate issued under the Plan to assure compliance with this paragraph. No shares of Company Common Stock shall be required to be distributed until the Company or Participant shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable federal or state securities law.



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13. Withholding of Tax

      There shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to that governmental authority for the account of the person entitled to the distribution.

14. Termination and Amendment of Plan

      The Board or the Committee may at any time amend, suspend or terminate the Plan, as it shall deem advisable; provided, however, that no such amendment or termination may, without the consent of the Participant to whom any Right shall have been previously awarded, adversely affect any of the Participant's rights with respect to that Right.

15. Rights of Employees and Directors

      (a) No Right to an Award. Status as an employee or director shall not be construed as a commitment that any one or more awards of Rights will be made under this Plan to an employee or director or to employees or directors generally. Status as a Participant shall not entitle the Participant to any additional awards of Rights.

      (b) No Assurance of Employment or Director Status. Nothing contained in this Plan (or in any other documents related to this Plan or to any Right awarded hereunder) shall confer upon any Participant any right to continue in the employ or other service of the Company or any subsidiary or constitute any contract of employment or change any employee's or Participant's compensation or other benefits or limit the right of the Company (or, if applicable, a subsidiary) to terminate the employment or other service of any Participant with or without cause.

16. Compliance with Laws

      This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Rights, and the issuance and delivery of shares of Company Common Stock and/or other securities or property or the payment of cash under this Plan or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and provide such evidence, assurance and representations to the Company as to compliance with any thereof) as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.



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17. Nonexclusivity of Plan

      Nothing in this Plan shall limit or be deemed to limit the authority of the Company, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Company Common Stock, under any other plan or authority.

18. Severability

      In case any provision in this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired hereby.

19. Applicable Law

      This Plan, Award Agreement and any related documents and matters shall be governed in accordance with the laws of the State of New Hampshire, except as to matters of federal law.







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